Electro Rent Corporation                    FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

                Electro Rent Corporation Reports
               Fiscal 2004 Second Quarter Results

     VAN NUYS, CALIFORNIA, December 18, 2003 - Electro Rent
Corporation (NASDAQ:ELRC) announced today that net income for the second quarter of fiscal 2004 ended November 30, 2003 increased to $2.7 million, or $0.10 per diluted share, from $1.9 million, or $0.08 per diluted share, for the second quarter of fiscal
2003.  Revenue for this year's second quarter was $24.2 million compared to $28.8 million for the same period last year.

     For this year's second quarter, revenue included $1.2
million for the reversal of various accounts receivable credits no longer owed to customers, and operating expenses included a
$2.3 million accrual related to the retirement of the Company's
President and Chief Operating Officer.  Additionally, income taxes were reduced by approximately $0.4 million, reflecting the re-evaluation of the Company's accrued liability for income taxes following completion of the Federal tax audit for fiscal 2000.

     For the six months ended November 30, 2003, net income
increased to $4.8 million, or $0.19 per diluted share, from $4.5 million, or $0.18 per diluted share, for last year's first half.
Revenue for the first six months of fiscal 2004 was $46.9 million compared to $59.8 million for the same period a year ago.

Operations Review

     Chairman and Chief Executive Officer Daniel Greenberg said,
"After four years of relentless declines, demand for rental
equipment was modestly higher in the first half of fiscal 2004 than in the second half of fiscal 2003.  Utilization rates have gradually improved, the result of careful management of our
equipment pool and the sale of underperforming assets. We
continue selectively to purchase new equipment to support
improved conditions in certain markets and to keep our equipment pool technologically up-to-date.

     "Rental and lease rates remain highly competitive, however, and the market continues to be affected by excess equipment from a variety of sources that is available for purchase by our

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Electro Rent Corporation Reports Fiscal 2004 Second Quarter Results
December 18, 2003
Page Two

customers at attractive prices.  So we continue to focus on
operating as efficiently as possible and keeping our costs in line.

     "With the recent improvement in general economic conditions, we are guardedly optimistic that better times may be on the
horizon.  We are on the lookout for opportunities to expand the business in what we hope will be an improved climate in the
months to come."

     Equipment purchases totaled $12.9 million for this year's
second quarter and $23.2 million for the first half of fiscal
2004, compared to $8.5 million and $15.7 million for last year's second quarter and first half, respectively.  Sales of excess equipment were $5.1 million for this year's second quarter versus
$6.3 million for the second quarter a year ago.  The book value of Electro Rent's equipment pool was $87.3 million at November
30, 2003 compared to $87.3 million at May 31, 2003 and $101.9 million at November 30, 2002.

Proposed Extraordinary Distribution

     On October 9, 2003, the Company announced that its Board of
Directors had tentatively approved an extraordinary cash
distribution of $4 per share.  The extraordinary cash
distribution, which totals approximately $100 million, is
expected to be paid on January 14, 2004, to shareholders of
record on December 16, 2003.  The ex-dividend date is January 15,
2004.  In connection with the extraordinary distribution, Electro
Rent's shareholders have been asked to consent to two proposals described in a recently mailed proxy statement filed with the SEC on December 2, 2003.

     "Electro Rent has no debt and had accumulated cash and
marketable securities totaling $171.1 million at November 30,
2003.  Our plan to distribute $100 million for the benefit of our shareholders follows a thorough assessment of the financial
resources we expect to require to achieve our long-term
objectives, including a more rapid pace of new equipment
purchases if warranted by further improvements in demand and potential acquisition opportunities that might develop, balanced against recent legislation that improved the tax-efficiency of dividends," Greenberg said.

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Electro Rent Corporation Reports Fiscal 2004 Second Quarter Results
December 18, 2003
Page Three

About Electro Rent

     Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:

     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.  These forward-looking statements reflect our management's current views with respect to future events and financial
performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes,"
"expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking
statements are subject to certain risks and uncertainties.  We believe our management's assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come  true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                       (tables attached)
                                                          #3468

ELECTRO RENT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED) (000 Omitted Except Per Share Data)

                             Three Months Ended  Six Months Ended
                                 November 30,       November 30,
                                2003     2002      2003     2002
Revenues:
 Rentals and leases           $18,628  $21,341   $35,309  $44,530
 Sales of equipment
  and other revenues            5,533    7,429    11,549   15,305
   Total revenues              24,161   28,770    46,858   59,835

Costs and expenses:
 Depreciation of equipment      7,676   11,813    15,737   23,867
 Costs of revenues other
  than depreciation             3,487    4,592     7,252    9,552
 Selling, administrative
  & general expenses            9,732    9,809    17,557   20,247
   Total operating expenses    20,895   26,214    40,546   53,666

Operating profit                3,266    2,556     6,312    6,169

 Interest and
  investment income, net          412      556       833    1,135

Income before income taxes      3,678    3,112     7,145    7,304
Income taxes                    1,016    1,182     2,358    2,773

Net income                    $ 2,662  $ 1,930   $ 4,787  $ 4,531

Earnings per share
 Basic                        $  0.10  $  0.08   $  0.19  $  0.18
 Diluted                      $  0.10  $  0.08   $  0.19  $  0.18

Average shares used in
 per share calculation
 Basic                         24,863   24,815    24,843   24,801
 Diluted                       25,029   24,851    24,946   24,848

ELECTRO RENT CORPORATION
Condensed Consolidated Balance Sheets
(000 omitted)(unaudited)

                                              Nov. 30,   May 31,
                                                2003      2003
Assets

 Cash and cash equivalents                    $151,064  $151,448
 Marketable securities                          20,000    10,000
 Accounts receivable, net                        9,342     6,874
 Rental and lease equipment, net                87,319    87,344
 Other property, net                            15,992    16,409
 Other                                           3,851     5,025
   Total assets                               $287,568  $277,100

Liabilities and Shareholders' Equity

Liabilities:
 Accounts payable                             $  8,056  $  6,332
 Accrued expenses                               16,771    13,248
 Deferred revenue                                2,040     1,833
 Deferred income taxes                           3,041     3,179
   Total liabilities                            29,908    24,592

Shareholders' equity
 Common stock                                   16,961    16,023
 Retained earnings                             240,699   236,485
   Total shareholders' equity                  257,660   252,508

   Total liabilities & shareholders' equity   $287,568  $277,100